As filed with the Securities and Exchange Commission on February 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

New Jersey	22-1024240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

(732) 524-0400

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jasse S. Tomer

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Telephone: (732) 524-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Frank R. Adams, Esq.

Barbra Broudy, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

DEBT SECURITIES

Johnson & Johnson may from time to time offer its debt securities in one or more offerings. The terms of the debt securities will be described in an accompanying prospectus supplement, together with other terms and matters related to the offering.

The debt securities may be sold directly or through agents, underwriters or dealers.

Investing in our debt securities involves risks. Please see “Risk Factors” on page 5 of this prospectus. In addition, please review any additional risk factors in the accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2023.

ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus or the accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission, or SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities we may offer. Each time we issue debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, change or update other information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under “Where You Can Find More Information.”

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Management and representatives of Johnson & Johnson and its subsidiaries (the “Company”) also may from time to time make forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives and projections about the future. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; the Company’s strategy for growth; product development; regulatory approvals; market position and expenditures.

Because forward-looking statements are based on current beliefs, expectations and assumptions regarding future events, they are subject to uncertainties, risks and changes that are difficult to predict and many of which are outside of the Company’s control. Investors should realize that if underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, the Company’s actual results and financial condition could vary materially from expectations and projections expressed or implied in its forward-looking statements. Investors are therefore cautioned not to rely on these forward-looking statements. Risks and uncertainties include, but are not limited to:

Risks Related to Product Development, Market Success and Competition

•

Challenges and uncertainties inherent in innovation and development of new and improved products and technologies on which the Company’s continued growth and success depend, including uncertainty of clinical outcomes, additional analysis of existing clinical data, obtaining regulatory approvals, health plan coverage and customer access, and initial and continued commercial success;

•

Challenges to the Company’s ability to obtain and protect adequate patent and other intellectual property rights for new and existing products and technologies in the United States and other important markets;

•	The impact of patent expirations, typically followed by the introduction of competing generic, biosimilar or other products and resulting revenue and market share losses;

•	Increasingly aggressive and frequent challenges to the Company’s patents by competitors and others seeking to launch competing generic, biosimilar or other products and increased receptivity of courts, the United States Patent and Trademark Office and other decision makers to such challenges, potentially resulting in loss of market exclusivity and rapid decline in sales for the relevant product sooner than expected;

•	Competition in research and development of new and improved products, processes and technologies, which can result in product and process obsolescence;

•	Competition to reach agreement with third parties for collaboration, licensing, development and marketing agreements for products and technologies;

•	Competition based on cost-effectiveness, product performance, technological advances and patents attained by competitors; and

•

Allegations that the Company’s products infringe the patents and other intellectual property rights of third parties, which could adversely affect the Company’s ability to sell the products in question and require the payment of money damages and future royalties.

Risks Related to Product Liability, Litigation and Regulatory Activity

•

Product efficacy or safety concerns, whether or not based on scientific evidence, potentially resulting in product withdrawals, recalls, regulatory action on the part of the United States Food and Drug Administration (or international counterparts), declining sales, reputational damage, increased litigation expense and share price impact;

•

The impact, including declining sales and reputational damage, of significant litigation or government action adverse to the Company, including product liability claims and allegations related to pharmaceutical marketing practices and contracting strategies;

•

The impact of an adverse judgment or settlement and the adequacy of reserves related to legal proceedings, including patent litigation, product liability, personal injury claims, securities class actions, government investigations, employment and other legal proceedings;

•

Increased scrutiny of the healthcare industry by government agencies and state attorneys general resulting in investigations and prosecutions, which carry the risk of significant civil and criminal penalties, including, but not limited to, debarment from government business;

•	Failure to meet compliance obligations in compliance agreements with governments or government agencies, which could result in significant sanctions;

•

Potential changes to applicable laws and regulations affecting United States and international operations, including relating to: approval of new products; licensing and patent rights; sales and promotion of healthcare products; access to, and reimbursement and pricing for, healthcare products and services; environmental protection; and sourcing of raw materials;

•

Compliance with local regulations and laws that may restrict the Company’s ability to manufacture or sell its products in relevant markets, including requirements to comply with medical device reporting regulations and other requirements such as the European Union’s Medical Devices Regulation;

•

Changes in domestic and international tax laws and regulations, increasing audit scrutiny by tax authorities around the world and exposures to additional tax liabilities potentially in excess of existing reserves; and

•	The issuance of new or revised accounting standards by the Financial Accounting Standards Board and regulations by the Securities and Exchange Commission.

Risks Related to the Company’s Strategic Initiatives, Healthcare Market Trends and the Planned Separation of the Company’s Consumer Health Business

•

Pricing pressures resulting from trends toward healthcare cost containment, including the continued consolidation among healthcare providers and other market participants, trends toward managed care, the shift toward governments increasingly becoming the primary payers of healthcare expenses, significant new entrants to the healthcare markets seeking to reduce costs and government pressure on companies to voluntarily reduce costs and price increases;

•	Restricted spending patterns of individual, institutional and governmental purchasers of healthcare products and services due to economic hardship and budgetary constraints;

•

Challenges to the Company’s ability to realize its strategy for growth including through externally sourced innovations, such as development collaborations, strategic acquisitions, licensing and marketing agreements, and the potential heightened costs of any such external arrangements due to competitive pressures;

•

The potential that the expected strategic benefits and opportunities from any planned or completed acquisition or divestiture by the Company may not be realized or may take longer to realize than expected;

•	The potential that the expected benefits and opportunities related to past and ongoing restructuring actions may not be realized or may take longer to realize than expected;

•	The Company’s ability to consummate the planned separation of the Company’s Consumer Health business on a timely basis or at all;

•	The Company’s ability to successfully separate the Company’s Consumer Health business and realize the anticipated benefits from the planned separation; and

•	The New Consumer Health Company’s ability to succeed as a standalone publicly traded company.

Risks Related to Economic Conditions, Financial Markets and Operating Internationally

•	The risks associated with global operations on the Company and its customers and suppliers, including foreign governments in countries in which the Company operates;

•	The impact of inflation and fluctuations in interest rates and currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins;

•

Potential changes in export/import and trade laws, regulations and policies of the United States and other countries, including any increased trade restrictions or tariffs and potential drug reimportation legislation;

•

The impact on international operations from financial instability in international economies, sovereign risk, possible imposition of governmental controls and restrictive economic policies, and unstable international governments and legal systems;

•	The impact of global public health crises and pandemics, including the novel coronavirus (COVID-19) pandemic;

•

Changes to global climate, extreme weather and natural disasters that could affect demand for the Company’s products and services, cause disruptions in manufacturing and distribution networks, alter the availability of goods and services within the supply chain, and affect the overall design and integrity of the Company’s products and operations; and

•	The impact of armed conflicts and terrorist attacks in the United States and other parts of the world, including social and economic disruptions and instability of financial and other markets.

Risks Related to Supply Chain and Operations

•

Difficulties and delays in manufacturing, internally, through third-party providers or otherwise within the supply chain, that may lead to voluntary or involuntary business interruptions or shutdowns, product shortages, withdrawals or suspensions of products from the market, and potential regulatory action;

•

Interruptions and breaches of the Company’s information technology systems or those of the Company’s vendors, which could result in reputational, competitive, operational or other business harm as well as financial costs and regulatory action;

•

Reliance on global supply chains and production and distribution processes that are complex and subject to increasing regulatory requirements that may adversely affect supply, sourcing and pricing of materials used in the Company’s products; and

•

The potential that the expected benefits and opportunities related to restructuring actions contemplated for the global supply chain may not be realized or may take longer to realize than expected, including due to any required approvals from applicable regulatory authorities.

Investors also should carefully read the Risk Factors described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 for a description of certain risks that could, among other things, cause our actual results to differ materially from those expressed in our forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider the risks described above and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended January 1, 2023 to be a complete statement of all potential risks and uncertainties. We do not undertake to publicly update any forward-looking statement that may be made from time to time, whether as a result of new information or future events or developments.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. Our internet address is www.jnj.com. We make available free of charge on our website the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, reports filed pursuant to Section 16 and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC. However, other than any documents expressly incorporated by reference, the information on our website or any other website that is referred to in this prospectus is not a part of this prospectus.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we complete our offering of the debt securities; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Annual report on Form 10-K for the fiscal year ended January 1, 2023;

•	Current reports on Form 8-K and 8-K/A, as applicable, filed on February 14, 2023 and February 15, 2023; and

•	All information in our proxy statement filed on March 17, 2022, to the extent incorporated by reference in our annual report on Form 10-K for the fiscal year ended January 2, 2022.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary’s Office

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

(732) 524-2455

JOHNSON & JOHNSON

We have approximately 152,700 employees worldwide engaged in the research and development, manufacture and sale of a broad range of products in the health care field. Johnson & Johnson is a holding company, with operating companies conducting business in virtually all countries of the world. Our primary focus is on products related to human health and well-being.

Johnson & Johnson was incorporated in the State of New Jersey in 1887. Our principal office is located at One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Our telephone number is (732) 524-0400.

All references herein to “Johnson & Johnson”, “we”, “us”, or “the Company” include Johnson & Johnson and its subsidiaries, unless the context otherwise requires.

RISK FACTORS

Before purchasing the debt securities, you should consider carefully the information under the headings “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 1, 2023, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also carefully consider the other information included in this prospectus, the accompanying prospectus supplement and other information incorporated by reference herein and therein. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, the net proceeds to be received by us from sales of the debt securities will be used for general corporate purposes, including working capital, capital expenditures, stock repurchase programs, repayment and refinancing of borrowings and acquisitions.

DESCRIPTION OF DEBT SECURITIES

The debt securities are to be issued under the Indenture dated as of September 15, 1987 (the “Base Indenture”), between Johnson & Johnson and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of September 1, 1990 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of November 9, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). The Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture are filed as exhibits to this registration statement. Certain provisions of the Indenture are referred to and summarized below. You should read the complete Indenture for provisions that may be important to you.

General

An unlimited aggregate principal amount of debt securities can be issued under the Indenture (Section 2.01 of the Indenture).

Debt securities will be offered to the public on terms determined by market conditions at the time of sale. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par or at an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates. The debt securities will be our unsecured obligations issued in fully registered form without coupons or in bearer form with coupons (Recital and Sections 2.01 and 9.01 of the Indenture). If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Refer to the prospectus supplement for the following terms to the extent they are applicable to the debt securities:

(a)	designation, aggregate principal amount and denomination;

(b)	date of maturity;

(c)	currency or currencies for which debt securities may be purchased and currency or currencies in which principal and interest may be payable;

(d)	if the currency for which debt securities may be purchased or in which principal and interest may be payable is at the purchaser’s election, the manner in which an election may be made;

(e)	interest rate;

(f)	the times at which interest will be payable;

(g)	redemption date, redemption price and other redemption terms;

(h)	federal income tax consequences;

(i)	whether debt securities are to be issued in book-entry form and, if so, the identity of the depository and information with respect to book-entry procedures; and

(j)	other terms of the debt securities.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will accrue interest from the date on which it is originally issued or from the most recent interest payment date for which interest has been paid or provided for. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described in such prospectus supplement.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period and other terms of the offered notes. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Certain Covenants

We will generally covenant not to create, assume or suffer to exist any lien on any Restricted Property (described below) to secure any debt of Johnson & Johnson, any subsidiary or any other person, or permit any subsidiary to do so, without securing the debt securities of any series having the benefit of the covenant by the same lien equally and ratably with the secured debt for so long as that debt shall be so secured. This covenant is subject to certain exceptions specified in the Indenture. Exceptions include:

(a)	existing liens or liens on facilities of corporations at the time they become subsidiaries;

(b)	liens existing on facilities when acquired, or incurred to finance the purchase price, construction or improvement thereof;

(c)	certain liens in favor of or required by contracts with governmental entities;

(d)	liens securing debt of a subsidiary owed to Johnson & Johnson or another subsidiary;

(e)	extensions, renewals or replacements in whole or part of any lien referred to in clauses (a) through (d); and

(f)

liens otherwise prohibited by this covenant, securing indebtedness that, together with the aggregate amount of outstanding indebtedness secured by liens otherwise prohibited by this covenant and the value of certain sale and leaseback transactions, does not exceed 10% of our consolidated net tangible assets (defined in the Indenture as total assets less current liabilities and intangible assets) (Section 4.04 of the Indenture).

We will also generally covenant not to, and not to permit any subsidiary to, enter into any sale and leaseback transaction covering any Restricted Property unless:

(a)

we would be entitled under the provisions described above to incur debt equal to the value of the sale and leaseback transaction, secured by liens on the facilities to be leased, without equally and ratably securing the debt securities, or

(b)

we, during the six months following the effective date of the sale and leaseback transaction, apply an amount equal to the value of the sale and leaseback transaction to the voluntary retirement of long-term indebtedness or to the acquisition of Restricted Property (Section 4.04 of the Indenture).

Because the covenants described above cover only manufacturing facilities in the continental United States, our manufacturing facilities in Puerto Rico (accounting for approximately 8% of our total manufacturing facilities worldwide) are excluded from the operation of the covenants.

The Indenture defines Restricted Property as:

(a)

any manufacturing facility (or portion thereof) owned or leased by Johnson & Johnson or any subsidiary and located within the continental United States that, in the opinion of our Board of Directors, is of material importance to the business of Johnson & Johnson and its subsidiaries taken as a whole, but no such manufacturing facility (or portion thereof) shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Johnson & Johnson’s consolidated net tangible assets, or

(b)	any shares of capital stock or indebtedness of any subsidiary owning a manufacturing facility described in (a) (Section 4.04 of the Indenture).

There are currently no liens prohibited by the covenants described above on, or any sale and leaseback transactions prohibited by such covenants covering, any property that would qualify as Restricted Property. As a result, we do not keep records identifying which of our properties, if any, would qualify as Restricted Property. We will amend this prospectus to disclose, or disclose in a prospectus supplement, the existence of any lien on or any sale and leaseback transaction covering any Restricted Property, that would require us to secure the debt securities or apply certain amounts to retirement of indebtedness or acquisitions of property, as provided in the covenants.

The Indenture contains no other restrictive covenants, including those that would afford holders of the debt securities protection in the event of a highly leveraged transaction involving Johnson & Johnson or any of its affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios or acquisitions and divestitures.

Amendment and Waiver

Other than amendments not adverse to holders of the debt securities, amendments of the Indenture or the debt securities may be made with the consent of the holders of a majority in principal amount of the debt securities affected (acting as one class). Waivers of compliance with any provision of the Indenture or the debt securities with respect to any series of debt securities may be made only with the consent of the holders of a majority in principal amount of the debt securities of that series. The consent of all holders of affected debt securities will be required to:

(a)	make any debt security payable in a currency not specified or described in the debt security;

(b)	change the stated maturity of any debt security;

(c)	reduce the principal amount of any debt security;

(d)	reduce the rate or change the time of payment of interest on any debt security;

(e)	reduce the amount of debt securities whose holders must consent to an amendment or waiver; or

(f)	impair the right to institute suit for the payment of principal of any debt security or interest on any debt security (Section 9.02 of the Indenture).

The holders of a majority in aggregate principal amount of debt securities affected may waive any past default under the Indenture and its consequences, except a default (1) in the payment of the principal of or interest on any debt securities, or (2) in respect of a provision that cannot be waived or amended without the consent of all holders of debt securities affected (Sections 6.04 and 9.02 of the Indenture).

Events of Default

Events of Default with respect to any series of debt securities under the Indenture will include:

(a)	default in payment of any principal of that series;

(b)	default in the payment of any installment of interest on such series and continuance of that default for a period of 30 days;

(c)

default in the performance of any other covenant in the Indenture or in the debt securities and continuance of the default for a period of 90 days after we receive notice of the default from the Trustee or the holders of at least 25% in principal amount of debt securities of the series; or

(d)	certain events of bankruptcy, insolvency or reorganization in respect of Johnson & Johnson (Section 6.01 of the Indenture).

The Trustee may withhold notice to the holders of a series of debt securities of any default (except in the payment of principal of or interest on the series of debt securities) if it considers withholding of notice to be in the interest of holders of the debt securities (Section 7.05 of the Indenture). Not all Events of Default with respect to a particular series of debt securities issued under the Indenture necessarily constitute Events of Default with respect to any other series of debt securities.

On the occurrence of an Event of Default with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of debt securities of that series then outstanding may declare the principal (or, in the case of debt securities sold at an original issue discount, the amount specified in the terms thereof) and accrued interest thereon to be due and payable immediately (Section 6.02 of the Indenture).

Within 120 days after the end of each fiscal year, an officer of Johnson & Johnson must inform the Trustee whether he or she knows of any default, describing any default and the status thereof (Section 4.03 of the Indenture). Subject to provisions relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the direction of any holders of debt securities unless the Trustee shall have received a satisfactory indemnity (Section 7.01 of the Indenture).

Defeasance of the Indenture and Debt Securities

The Indenture provides that Johnson & Johnson at its option:

(a)

will be discharged from all obligations in respect of the debt securities of a series (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or destroyed debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b)

need not comply with certain restrictive covenants of the Indenture (including those described under “Certain Covenants”), in each case if we irrevocably deposit in trust with the Trustee money or eligible government obligations that through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of (including any mandatory redemption payments) and interest on the debt securities of such series on the dates payments are due in accordance with the terms of such debt securities; provided no default or event of default with respect to such debt securities has occurred and is continuing on the date of such deposit.

Eligible government obligations are those backed by the full faith and credit of the government that issues the currency or foreign currency unit in which the debt securities are denominated. To exercise either option, we are required to deliver to the Trustee an opinion of nationally recognized independent tax counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of the series to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, the opinion must be based on a ruling of the Internal Revenue Service, a regulation of the Treasury Department or a provision of the Internal Revenue Code (Section 8.01 of the Indenture).

Global Securities

The debt securities of a series may be issued in the form of a global security that is deposited with and registered in the name of the depositary (or a nominee of the depositary) specified in the accompanying prospectus supplement. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the Indenture, owners of beneficial interests in debt securities represented by a global security will not:

(a)	be entitled to have debt securities registered in their names;

(b)	receive or be entitled to receive physical delivery of certificates representing debt securities in definitive form;

(c)	be considered the owners or holders of debt securities under the Indenture; or

(d)	have any rights under the Indenture with respect to the global security (Sections 2.06A and 2.13 of the Indenture).

Unless and until it is exchanged in whole or in part for individual certificates evidencing the debt securities that it represents, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor. We, in our sole discretion, may at any time determine that any series of debt securities issued or issuable in the form of a global security shall no longer be represented by a global security and the global security shall be exchanged for securities in definitive form pursuant to the Indenture (Section 2.06A of the Indenture).

Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the global security to the accounts of participants. Ownership of interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants in the depositary), or by participants in the depositary or persons that may hold interests through such participants (with respect to persons other than participants in the depositary). Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants.

PLAN OF DISTRIBUTION

We may sell the debt securities:

(a)	directly to purchasers;

(b)	through agents;

(c)	to dealers, as principals; and

(d)	through underwriters.

Offers to purchase debt securities may be solicited directly by us or by agents we designate from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, involved in the offer or sale of the debt securities will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Agents will generally be acting on a best efforts basis.

If a dealer is utilized in the sale of the debt securities, we will sell debt securities to the dealer, as principal. The dealer may then resell debt securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the debt securities, we will enter into an underwriting agreement with the underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities.

Agents, dealers or underwriters may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

The place and time of delivery for the debt securities will be set forth in the prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended January 1, 2023 have been so incorporated in reliance on the report which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Abiomed, Inc. because it was acquired by the Company in a business combination during 2022, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The legality of the debt securities will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, with respect to New York law, and Troutman Pepper Hamilton Sanders LLP with respect to New Jersey law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following is a statement setting forth the estimated expenses of Johnson & Johnson in connection with the offering described in this registration statement.

Amount to be paid
SEC registration fee		*
Fees of Trustee	$	†
Printing expenses		†
Legal fees		†
Accounting fees		†
Rating agency fees		†
Miscellaneous		†

Total	$

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.
†	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New Jersey Business Corporation Act (the “NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Johnson & Johnson’s restated certificate of incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of Johnson & Johnson shall be personally liable to Johnson & Johnson or its stockholders for damages for breach of any duty owed to Johnson & Johnson or its stockholders.

The by-laws of Johnson & Johnson provide that to the full extent permitted by the laws of the State of New Jersey, Johnson & Johnson shall indemnify any person (an “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of Johnson & Johnson to procure a judgment in its favor) (a “Proceeding”), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of Johnson & Johnson, or while serving as a director or officer of Johnson & Johnson, is or was at the request of Johnson & Johnson also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys’ fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding; provided that there shall be no indemnification under the by-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless Johnson & Johnson has given its prior consent to such settlement or disposition. The right of indemnification created by the by-laws shall be a contract right enforceable by an Indemnitee against Johnson & Johnson, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the by-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the indemnification provisions of the by-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the by-laws shall deprive any Indemnitee of any rights under the by-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

Johnson & Johnson enters into indemnification agreements with its directors and officers, pursuant to which Johnson & Johnson agrees to indemnify its directors and officers against certain claims to the fullest extent permitted by applicable law. Johnson & Johnson also enters into insurance agreements on its own behalf.

ITEM 16. EXHIBITS

Exhibit No.	Description

1(a)*	Form of Underwriting Agreement—Standard Provisions (Debt) dated as of February 16, 2023.

4(a)***	Indenture dated as of September 15, 1987, between the Registrant and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to exhibit 4(a) to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-55977), filed October 11, 1994).

4(b)***	First Supplemental Indenture dated as of September 1, 1990 between the Registrant and Harris Trust and Savings Bank, as Trustee (Incorporated by reference to exhibit 4(b) to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-55977), filed October 11, 1994).

4(c)	Second Supplemental Indenture dated as of November 9, 2017 between the Registrant and The Bank of New York Mellon Trust Company, N.A., as Trustee (Incorporated by reference to exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed November 13, 2017).

4(h)***	Form of Fixed Rate Note (Incorporated by reference to exhibit 4(h) to the Registrant’s Registration Statement on Form S-3 (Registration No. 33-55977), filed October 11, 1994).

4(i)**	Form of Floating Rate Note

5.1*	Opinion and consent of Weil, Gotshal & Manges LLP.

5.2*	Opinion and consent of Troutman Pepper Hamilton Sanders LLP, New Jersey Counsel to the Registrant.

23(a)*	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

23(b)*	Consent of Weil, Gotshal & Manges LLP (included in as part of Exhibit 5.1).

23(c)*	Consent of Troutman Pepper Hamilton Sanders LLP (included in as part of Exhibit 5.2).

24*	Powers of Attorney (included in signature page).

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended of The Bank of New York Mellon Trust Company, N.A. with respect to the Indenture dated as of September 15, 1987.

107*	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
***	Paper filing.

ITEM  17. UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new securities registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey on this 16th day of February, 2023.

JOHNSON & JOHNSON

By:	/s/ J. Duato
J. Duato
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Marc Larkins, Luc Freyne, and Laura McFalls and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and to act with or without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this registration statement and any supplement to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Duato J. Duato	Chairman of the Board Chief Executive Officer (Principal Executive Officer)	February 16, 2023

/s/ J. J. Wolk J. J. Wolk	Chief Financial Officer (Principal Financial Officer)	February 16, 2023

/s/ R. J. Decker Jr. R. J. Decker Jr.	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 16, 2023

/s/ D. Adamczyk D. Adamczyk	Director	February 16, 2023

/s/ M. C. Beckerle M. C. Beckerle	Director	February 16, 2023

/s/ D. S. Davis D. S. Davis	Director	February 16, 2023

/s/ I. E. L. Davis I. E. L. Davis	Director	February 16, 2023

/s/ J. A. Doudna J. A. Doudna	Director	February 16, 2023

/s/ M. A. Hewson M. A. Hewson	Director	February 16, 2023

/s/ H. Joly H. Joly	Director	February 16, 2023

/s/ M. B. McClellan M. B. McClellan	Director	February 16, 2023

/s/ A. M. Mulcahy A. M. Mulcahy	Director	February 16, 2023

/s/ A. E. Washington A. E. Washington	Director	February 16, 2023

/s/ M. A. Weinberger M. A. Weinberger	Director	February 16, 2023

/s/ N. Y. West N. Y. West	Director	February 16, 2023